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EXHIBIT 23.4

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report dated May 29, 2014, with respect to the statements of revenues and direct operating expenses of the Contributed Properties contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Dallas, Texas
May 29, 2014

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  EXHIBIT 23.4
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS